UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On September 27, 2011, we entered into Amendment No. 1 to our Credit Agreement dated December 1, 2009 with Deutsche Bank Trust Company Americas, as administrative agent and the other lenders party thereto, pursuant to which we modified our financial covenants to provide us with greater flexibility. Under the amended Credit Agreement, we are required to maintain (i) a maximum ratio of consolidated total debt to consolidated adjusted EBITDA of 5.25 to 1.00 through June 30, 2012, 5.00 to 1.00 from July 1, 2012 through June 30, 2013 and 4.00 to 1.00 thereafter, and (ii) a minimum ratio of consolidated adjusted EBITDA to consolidated interest expense of 2.25 to 1.00 through December 31, 2012, 2.50 to 1.00 from January 1, 2013 through December 31, 2014 and 2.75 to 1.00 thereafter. As of June 30, 2011, our ratio of consolidated total debt to consolidated adjusted EBITDA was 4.48 to 1.00 and our ratio of consolidated adjusted EBITDA to consolidated interest expense was 3.26 to 1.00.

As part of the amendment, our quarterly amortization payments on the term loan facility were increased from $1.15 million to $3.0 million and our annual excess cash flow sweep percentage was increased from 50% to 75%. The amendment also makes other changes to the Credit Agreement, including revisions to the calculation of consolidated adjusted EBITDA and revisions to the covenants related to joint ventures, restricted payments and capital expenditures.

Additionally, we agreed to a decrease in the maximum amount of availability under our revolving credit facility from $120.0 million to $70.0 million and to increase margins on our borrowings under the credit facility. The margins under the revolving loans, which are based on our ratio of consolidated total debt to consolidated adjusted EBITDA were increased to 3.75% to 4.25% on base rate loans and 4.75% to 5.25% on LIBOR loans. The margins under the term loans were increased to 4.25% on base rate loans and 5.25% on LIBOR loans. In addition, under the amended Credit Agreement, we will not be able to borrow under the revolving credit facility unless we are able to meet our ratio of consolidated total debt to consolidated adjusted EBITDA on a pro forma basis after giving effect to the new borrowings.

In connection with the execution of the amendment, we paid down $25.0 million of the borrowings outstanding under the term loan facility and paid a fee to the consenting lenders. As of September 27, 2011, after giving effect to the $25.0 million payment, there was $427.0 million outstanding under the term loan facility and no borrowings under the revolving credit facility.

The foregoing description of Amendment No. 1 to our Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending September 30, 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On September 28, 2011, we were notified by the New York Stock Exchange (the “NYSE”) that we had fallen below compliance with Section 802.01B(II)(ii) of the NYSE Listed Company Manual, which requires that our average global market capitalization not be less than $75 million over any consecutive 30 trading-day period.

We intend to notify the NYSE that we will submit a plan within 45 days from the receipt of the NYSE notice of non-compliance that demonstrates our ability to regain compliance within 18 months. Upon receipt of our plan, the NYSE will have 45 days to review and determine whether we have made a reasonable determination of our ability to come within conformity of the minimum market capitalization standard within the 18-month period. The NYSE will either accept the plan, at which time we will be subject to ongoing monitoring for compliance with the plan, or the NYSE will not accept the plan and we will be subject to suspension and delisting proceedings. If the NYSE accepts the plan, our shares of common stock will continue to be listed and traded on the NYSE during the cure period, subject to our compliance with other NYSE continued listing standards.

On September 30, 2011, we issued a press release disclosing the amendment to our Credit Agreement discussed in Items 1.01 and 2.03 above and receipt of the NYSE notice of non-compliance discussed in this Item 3.01. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements relating to future events, including statements related to our ability to operate under our revolving credit facility, our ability to submit a plan with respect to regaining compliance with the NYSE’s continued listing standards that is acceptable to the NYSE within the time periods required by the NYSE, and our ability to achieve that plan and regain compliance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Press Release dated September 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011	/s/ Howard K. Aihara
Name: Howard K. Aihara
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

99.1	Press Release dated September 30, 2011.